UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to Section 240.14a-12.

Aztar Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

March 30, 2004

Dear Fellow Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Aztar Corporation to be held on Thursday, May 13, 2004 at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, at 11:00 a.m. local time.

      The principal business of the Annual Meeting will be the election of two directors to serve individual terms and to approve the adoption of the 2004 Employee Stock Option and Incentive Plan. As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of the Board’s nominees and FOR the adoption of the 2004 Employee Stock Option and Incentive Plan. Each of these nominees is currently a director of Aztar and has provided dedicated service to the Company.

      Your vote is most important, regardless of the number of shares you own. With respect to the 2004 Employee Stock Option and Incentive Plan, your broker may not vote your shares on your behalf without specific instructions from you. Whether or not you plan to attend the Annual Meeting, please indicate your vote, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. This will not prevent you from voting in person at the Annual Meeting or at any continuations, adjournments or postponements thereof, but will assure that your vote is counted if you are unable to attend.

      As in past years, members of the Company’s management will review the performance and prospects of the Company at the Annual Meeting and will be available to answer your questions. Your Board of Directors and Management look forward to greeting personally all of you who are able to attend.

      On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

Paul E. Rubeli
Chairman of the Board
and Chief Executive Officer

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2004

To the Shareholders of Aztar Corporation:

      Notice is hereby given that the 2004 Annual Meeting of Shareholders (the “Meeting”) of Aztar Corporation, a Delaware corporation (“Aztar”) will be held at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, at 11:00 a.m. local time on Thursday, May 13, 2004, for the purpose of considering and voting upon the following proposals:

1. To elect two directors to serve until the 2007 Annual Meeting of Shareholders or until their successors are elected and qualified;

2. To approve the adoption of the 2004 Employee Stock Option and Incentive Plan, as described herein; and

3. To transact such other business as may properly come before the Meeting or any continuations, adjournments or postponements thereof.

      NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

      Pursuant to Aztar’s By-Laws, the Board of Directors has fixed Thursday, March 18, 2004, as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting or at any continuations, adjournments or postponements thereof. Only holders of Aztar’s common stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting or at any continuations, adjournments or postponements thereof.

      Aztar’s Board of Directors and Management cordially invite you to attend the Meeting. In addition, you are requested to indicate your vote, sign, and date the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

Nelson W. Armstrong, Jr.
Secretary

Approximate date of mailing to Shareholders:

March 30, 2004

I M P O R T A N T

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND MAIL PROMPTLY YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

GENERAL
VOTING AND REVOCABILITY OF PROXIES
ELECTION OF DIRECTORS OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND DIRECTORS AND OFFICERS
THE BOARD AND ITS COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE
APPROVAL OF THE 2004 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS AND OTHER MATTERS
EXHIBIT “A”
AUDIT COMMITTEE CHARTER Charter of the Audit Committee of Aztar Corporation
EXHIBIT “B”
AZTAR CORPORATION 2004 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN
PROXY

PROXY STATEMENT

OF
AZTAR CORPORATION

2390 East Camelback Road, Suite 400

Phoenix, Arizona 85016

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2004

GENERAL

      This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Aztar Corporation (“Aztar” or the “Company”), to be used at the 2004 Annual Meeting of Shareholders of Aztar and at any continuations, adjournments or postponements thereof (the “Meeting”). The Meeting will be held at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, on Thursday, May 13, 2004, at 11:00 a.m. local time. This Proxy Statement, together with the accompanying Notice of Annual Meeting and Proxy Card, are being first mailed to Shareholders on or about March 30, 2004.

VOTING AND REVOCABILITY OF PROXIES

      March 18, 2004, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only holders of shares of Aztar’s common stock, par value $.01 per share (“Common Stock”), at the close of business on that date are entitled to notice of, and to vote at, the Meeting or any continuations, adjournments or postponements thereof. As of March 18, 2004, there were 34,480,584 shares of Common Stock outstanding. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share, subject to the provisions of the Company’s Certificate of Incorporation.

      Proxies solicited by the Board of Directors of the Company that are properly executed and returned to the Company will be voted at the Meeting, or at any continuations, adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR the election of the Board’s nominees as directors and FOR Proposal 2. The Board of Directors recommends that you vote FOR the election of the Board’s nominees as directors and FOR Proposal 2. If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined in accordance with the judgment of the persons named thereon. Other than the election of two directors to the Board of Directors and the approval of the 2004 Employee Stock Option and Incentive Plan, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

      The presence in person or by proxy of the holders of record of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., where a broker does not have discretionary authority to vote the shares on a beneficial owner’s behalf) will each be included in the determination of the number of shares present for quorum purposes. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present: (1) directors will be elected by a plurality of the votes cast at the Meeting; and (2) the 2004 Employee Stock Option and Incentive Plan (the “2004 Plan”) will be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. Approval of the 2004 Plan also will require that the holders of a majority of the shares entitled to vote (as determined in accordance with the rules of the New York Stock Exchange) cast a vote, whether in favor, against or in abstention. As a result, abstentions will have the same effect as a vote against the 2004 Plan, and broker non-votes will have no effect on the result of the vote on the 2004 Plan.

      A vote FOR the Board of Directors’ nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable or unavailable to serve (an event not now anticipated).

      Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A shareholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Company at the address provided above, (ii) filing a duly executed proxy bearing a later date or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

      Regardless of the number of shares of Common Stock you own, it is important that you be represented by proxy or in person at the Meeting. Shareholders are requested to vote by completing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope.

ELECTION OF DIRECTORS OF THE COMPANY

Nominees for Election as Directors

      Pursuant to the Company’s Certificate of Incorporation, the Board of Directors consists of not less than five nor more than thirteen directors and is divided among three classes of members holding three-year staggered terms, with each class as nearly equal in number as possible. A class of two directors will be elected at the Meeting to serve until the 2007 Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

      The Company’s Board of Directors has nominated the following two individuals to serve as directors, both of whom are currently members of the Board: Frank J. Brady and Gordon M. Burns. Each of the Board of Directors’ nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if for any reason any Board nominee should become unable or unavailable to serve as a director, the persons named in the enclosed proxy may vote with discretionary authority for a substitute. The enclosed proxy cannot be voted for a greater number of persons than two. The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board’s nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES FOR DIRECTOR.

      The table below includes certain information as of March 1, 2004, regarding the two nominees of the Board of Directors and also regarding the other five directors whose terms of office will continue after the Meeting.

		Year First
Name, Age, and Year	Principal Occupations (1999-Present) and Certain	Became a
Present Term Expires	Other Directorships Presently Held	Director

Nominees
Frank J. Brady, 57 (2004)	Retired; formerly Audit Partner, Ernst & Young LLP.	2002

Gordon M. Burns, 51 (2004)	Private Investor; formerly President of TECSEC Inc. (software company) 2001-2002; previously President of Katama Capital (investment firm).	1998

		Year First
Name, Age, and Year	Principal Occupations (1999-Present) and Certain	Became a
Present Term Expires	Other Directorships Presently Held	Director

Other Directors

John B. Bohle, 60 (2005)	Independent Consultant (executive recruiting services); formerly Senior Vice President and Partner of Ray & Berndtson.	1992

Linda C. Faiss, 61 (2006)	Co-owner and President, Faiss Foley Warren LLC (public relations and government affairs).	1997

Robert M. Haddock, 59 (2006)	President and Chief Financial Officer of the Company since May 2002; previously Executive Vice President and Chief Financial Officer of the Company.	1989

Paul E. Rubeli, 60 (2005)	Chairman and Chief Executive Officer of the Company since May 2002; previously Chairman, President and Chief Executive Officer of the Company.	1985 (1)

John A. Spencer, 55 (2005)	Retired; formerly Executive Vice President and Chief Financial Officer of Del Webb Corporation.	2002

(1)	Aztar Corporation was incorporated in Delaware in June 1989 to operate the gaming business of Ramada Inc. (“Ramada”) after the restructuring of Ramada (the “Restructuring”), which was completed on December 20, 1989. All members of the Board of Directors of Ramada as composed at the conclusion of the Restructuring, with one exception, became members of the Aztar Board of Directors at the incorporation of the Company. The terms of directors set forth above include, for Mr. Rubeli, periods of service as a director of Ramada.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission (the “SEC”) require that the executive officers, directors and persons who beneficially own more than 10 percent of the Common Stock of the Company, as well as certain affiliates of those persons, file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange. SEC regulations require these persons to furnish the Company with copies of all reports they file pursuant to Section 16(a). The Company offers assistance with the preparation and filing of these reports. Based solely upon a review of the copies of the reports and written representations received from certain executive officers and directors, the Company believes that during fiscal 2003, the executive officers and directors complied with all applicable filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

HOLDERS AND DIRECTORS AND OFFICERS

5% Beneficial Owners

      Persons and groups owning in excess of 5 percent of the Common Stock are required to file certain reports with the SEC regarding such ownership pursuant to applicable federal securities law. Based upon such reports, the table below sets forth certain information regarding beneficial owners of more than 5 percent of the Common Stock as of February 15, 2004. The Company knows of no other beneficial owner of more than 5 percent of its outstanding Common Stock.

	Shares of Common Stock	Percent of
Name of Beneficial Owner	Beneficially Owned*	Class*

AXA	2,105,525	6.2
25, Avenue Matignon
75008 Paris France

Barclays Global Investors, NA	1,833,860	5.4
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

Brandywine Asset Management	1,939,068	5.7
Three Christina Centre
201 N. Walnut Street
Suite 1200
Wilmington, DE 19801

Franklin Resources, Inc.	3,481,600	10.2
One Franklin Parkway
San Mateo, CA 94403

Gabelli Funds, Inc.	3,921,700	11.3
One Corporate Center
Rye, NY 10580

LSV Asset Management	1,828,850	5.5
1 N. Wacker Drive
Suite 4000
Chicago, IL 60606

Wellington Management Company, LLP	3,382,500	9.9
75 State Street
Boston, MA 02109

*	As reported in AXA’s Schedule 13G (Amendment No. 1), dated February 13, 2004; Barclays Global Investors, NA and Barclays Global Fund Advisors’ Schedule 13G, dated February 13, 2004; Brandywine Asset Management’s Schedule 13G, dated February 13, 2004; Franklin Resources, Inc.’s Schedule 13G (Amendment No. 7), dated February 13, 2004; Gabelli Funds, Inc.’s Schedule 13D (Amendment No. 14), dated September 3, 2003; LSV Asset Management’s Schedule 13G, dated February 10, 2004; and Wellington Management Company, LLP’s Schedule 13G (Amendment No. 1), dated February 13, 2004.

Directors and Executive Officers

      The table below sets forth certain information regarding directors’ and executive officers’ beneficial ownership of Common Stock as of March 1, 2004.

	Shares of
	Common Stock	Percent of
	Beneficially Owned*	Class

Directors
John B. Bohle	32,000	**
Frank J. Brady	13,000	**
Gordon M. Burns	26,000	**
Linda C. Faiss	32,000	**
Robert M. Haddock	851,001	2.5
Paul E. Rubeli	1,361,343	4.0
John A. Spencer	18,500	**

Named Executive Officers
Nelson W. Armstrong, Jr.	80,667	**
Neil A. Ciarfalia	86,001	**
Meridith P. Sipek	40,501	**
All Directors and Executive Officers as a group (11 persons)	2,625,653	7.7

*	Including, for Mr. Bohle 30,000 shares, for Mr. Brady 11,000 shares, for Mr. Burns 26,000 shares, for Mrs. Faiss 32,000 shares, and for Mr. Spencer 11,000 shares, which they may acquire by the exercise of stock options within 60 days; for Messrs. Haddock, Rubeli, Armstrong, Ciarfalia and Sipek, 850,001, 1,263,000, 79,667, 80,001 and 40,001 shares, respectively, which they may acquire by the exercise of stock options within 60 days; and for the directors and executive officers as a group (11 persons), 2,490,671 shares, which they may acquire by the exercise of stock options within 60 days.

**	Less than 1% of the outstanding shares of Common Stock.

THE BOARD AND ITS COMMITTEES

      The Board has standing Audit, Compensation and Stock Option, Executive, Finance and Corporate Governance and Nominating committees. The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”). The Board has determined that under the listing standards of the NYSE the five non-employee directors are independent. Therefore, the members of the Audit, Compensation and Stock Option and Corporate Governance and Nominating Committees are independent.

      When the Board meets in executive session, the presiding director will be rotated among the Committee Chairpersons of the Audit Committee, the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee.

      The current membership of the committees is as follows, with the chairman of each committee listed first.

	Compensation and			Corporate Governance
Audit	Stock Option	Executive	Finance	and Nominating

Frank J. Brady	Gordon M. Burns	Paul E. Rubeli	Robert M. Haddock	John B. Bohle
John B. Bohle	Linda C. Faiss	John B. Bohle	Frank J. Brady	Gordon M. Burns
Gordon M. Burns	John A. Spencer	Frank J. Brady	Gordon M. Burns	Linda C. Faiss
Linda C. Faiss		Robert M. Haddock	John A. Spencer
John A. Spencer

      The Audit Committee’s major responsibilities include: the oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent public accountants’ qualifications and independence including engaging the independent public accountant; and the performance of the Company’s internal audit function and of the independent public accountants. The Audit Committee, among other things, will: review the audit’s scope and timing and preapprove the fee arrangements with the independent public accountants; review the audit findings and other financial data submitted by both the Company’s internal auditors and its independent public accountants; present such findings to the Board; and will prepare and approve the Audit Committee Report to be included as part of the Company’s annual proxy statement.

      The Compensation and Stock Option Committee’s major responsibilities include: at least annually, review and approve corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine and approve the compensation of the Chief Executive Officer based on such evaluation; make recommendations to the Board with respect to the compensation and incentive compensation plans of the Company’s executive officers and equity-based plans of the Company; and prepare and approve the Compensation and Stock Option Committee report to be included as part of the Company’s annual proxy statement.

      The Executive Committee may act for the full Board of Directors in situations in which the Board delegates such authority to the Executive Committee or in situations in which the Executive Committee finds that exigent circumstances justify expedited action.

      The Finance Committee’s major responsibilities include reviewing the various financial activities of the Company and presenting its findings to the Board.

      The Corporate Governance and Nominating Committee’s major responsibilities include: the identification of qualified candidates to become Board members; the selection of nominees for election as directors at the next Annual Meeting of Shareholders; the selection of candidates to fill any vacancies on the Board; the development and recommendation to the Board of corporate governance guidelines and principles applicable to the Company; and the oversight of the evaluation of the Board and management.

      During calendar year 2003 the Board of Directors held six meetings. The Audit Committee held eight meetings, the Compensation and Stock Option Committee held seven meetings, the Executive Committee held no meetings, the Nominating Committee held one meeting, and the Finance Committee held no meetings. No director attended less than 75 percent of the meetings of the Board and committees of which he or she was a member.

      The Board of Directors expects each member of the Board of Directors to attend the Annual Meeting of Shareholders, normally scheduled in the month of May each year. All of the directors attended the Annual Meeting of Shareholders held on May 15, 2003.

      The Charters of the Audit Committee, the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee, as well as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Audit Committee Complaint Procedures and our Code of Ethics are posted on the Company’s web site (www.aztar.com) under Investor Information — Corporate Governance Section. This website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement.

Communications with the Board

      A Shareholder may communicate directly with the Board of Directors by addressing a letter to the Board of Directors of Aztar Corporation c/o Secretary, at 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016. If a Shareholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the Chairmen of the five standing committees, he or she should so indicate. If no specific direction is indicated, the Secretary will review the letter and forward it to the Board member whom he thinks is appropriate.

Corporate Governance and Nominating Committee Policies and Procedures relating to Director Nominations

      As a policy, the Corporate Governance and Nominating Committee will consider director candidates recommended by security holders when a vacancy exists or is anticipated. The Committee evaluates the performance of directors annually. The Committee does not consider a vacancy to exist if it has determined that it will renominate a current director whose term is expiring. Such recommendations should be forwarded to the Secretary of the Company at the Company’s corporate offices by a date not later than 120 days prior to the date that the Company’s Proxy Statement was released to Shareholders in connection with the previous years’ Annual Meeting (November 30, 2004, in the case of the 2005 Annual Meeting). Such recommendations should be submitted to the Board in writing and contain sufficient information concerning the individual to enable a proper judgment to be made as to such individual’s qualifications.

      The qualifications the Committee will consider in evaluating director candidates include: (i) experience in corporate management, such as serving as an officer or former officer of a publicly held company, (ii) experience in the Company’s industry, (iii) experience as a board member of another publicly held company, (iv) academic experience in an area of the Company’s operations and (v) experience in any private business, government or professional practice requiring skills relevant to the Company’s business. In addition, when it deems appropriate, the Corporate Governance and Nominating Committee may only consider candidates that meet the qualifications of an “Audit Committee Financial Expert” or meet the financial literacy and sophistication requirements of the New York Stock Exchange for membership on the Audit Committee.

      The Corporate Governance and Nominating Committee will conduct a search for candidates for potential Board nominations as necessary. The Committee may engage a search firm. If the Committee is in the process of searching for Board nominees, the Committee will evaluate the qualifications of potential Board candidates on an equal basis regardless of source, including candidates recommended by shareholders.

      The Company operates in a highly regulated industry and candidates for Board membership must complete extensive personal gaming applications and are subject to rigorous background investigations by various gaming authorities. The Company currently operates in four gaming jurisdictions. For a summary of gaming regulations, please refer to the Company’s Annual Report on Form 10-K.

EXECUTIVE COMPENSATION

      The following table sets forth the annual compensation paid and accrued by the Company for services rendered during each fiscal year presented, for the chief executive officer and the next four most highly compensated executive officers of the Company (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation
				Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)	Options(#)(1)	($)(2)

Paul E. Rubeli	2003	808,400	595,664	150,000	5,000
Chairman of the Board and	2002	785,708	699,577	150,000	5,000
Chief Executive Officer	2001	733,400	652,500	150,000	4,250
Robert M. Haddock	2003	553,400	405,796	125,000	5,000
President and	2002	538,362	476,965	125,000	5,000
Chief Financial Officer	2001	503,400	445,500	125,000	4,250
Nelson W. Armstrong, Jr.	2003	213,104	116,541	20,000	5,000
Vice President,	2002	203,615	117,849	20,000	5,000
Administration and Secretary	2001	194,262	112,237	20,000	4,250
Neil A. Ciarfalia	2003	194,673	83,347	20,000	5,000
Treasurer	2002	185,808	107,165	20,000	5,000
	2001	177,254	102,032	20,000	4,250
Meridith P. Sipek	2003	194,673	108,347	20,000	5,000
Controller	2002	185,808	107,165	20,000	5,000
	2001	177,254	102,032	20,000	4,250

(1)	Grants of nonqualified stock options under the Aztar Corporation 1999 Employee Stock Option and Incentive Plan (the “1999 Plan”).

(2)	Commencing July 1, 1997, the Company initiated a limited matching contribution to its defined contribution savings plan based on eligible compensation. The Named Executive Officers participate in the plan. The amounts credited to the Named Executive Officers’ accounts in 2003 were: $5,000 for Mr. Rubeli; $5,000 for Mr. Haddock; $5,000 for Mr. Armstrong; $5,000 for Mr. Ciarfalia; and $5,000 for Mr. Sipek. The Named Executive Officers are one hundred percent vested in the plan.

Stock Options Granted in Last Fiscal Year Table

      The following table reflects certain information regarding nonqualified stock options granted in the last fiscal year to the Named Executive Officers.

	Individual Grants

		Percent of
	Number of	Total Options
	Securities	Granted to	Exercise
	Underlying	Employees	or Base		Grant Date
	Options	in Fiscal	Price	Expiration	Present
Name	Granted(#)(1)	Year	($/sh)(2)	Date	Value($)(3)

Paul E. Rubeli	150,000	25.6	15.71	5/14/13	1,084,470
Robert M. Haddock	125,000	21.4	15.71	5/14/13	903,725
Nelson W. Armstrong, Jr.	20,000	3.4	15.71	5/14/13	144,596
Neil A. Ciarfalia	20,000	3.4	15.71	5/14/13	144,596
Meridith P. Sipek	20,000	3.4	15.71	5/14/13	144,596

(1)	All options were granted under the 1999 Plan. Options vest annually over a three-year period, and vesting accelerates under the change of control provisions of the 1999 Plan.

(2)	Exercise price equals the fair market value of the Common Stock on the date of grant.

(3)	The value has been calculated using the Black-Scholes stock option valuation methodology. The model assumed a stock price volatility factor of .50, a risk-free interest rate of 2.55% and no dividends. The options have an exercise period of ten years; however, the estimated effective option life for each person is five years from the date of the grant.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

      The following table sets forth for the Named Executive Officers the aggregate number of option exercises and the value realized on such options exercised, and the aggregate number of exercisable and unexercisable options held at fiscal year-end and the value of such options.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired on	Value	Options/SARs	Options/SARs
	Exercise	Realized	at FY-End (#)	at FY-End($)(2)
Name	(#)	($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Paul E. Rubeli	-0-	-0-	1,263,000/300,000	16,861,563/1,516,500
Robert M. Haddock	-0-	-0-	850,001/249,999	10,567,506/1,263,744
Nelson W Armstrong, Jr.	-0-	-0-	79,667/39,999	862,400/202,194
Neil A. Ciarfalia	-0-	-0-	80,001/39,999	949,556/202,194
Meridith P. Sipek	-0-	-0-	40,001/39,999	342,056/202,194

(1)	The value realized is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the fair market value of the Common Stock on the date of exercise and (ii) the option exercise price.

(2)	The value of the unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the New York Stock Exchange at fiscal year-end (January 1, 2004) and (ii) the option exercise price.

Supplemental Retirement Plans

      In connection with the Restructuring, the Company assumed certain of the obligations of Ramada for a deferred compensation program designed to provide supplementary retirement benefits to certain executive officers and to certain key employees. Certain of the executive officers of the Company participated in the deferred compensation program. The maximum available benefit (payable over 15 years commencing with the participant’s retirement at or after age 65) is 15% of his expected salary at age 65 (determined by assuming annual increases in salary at the time of electing to participate at the compounded rate of 6%). As a result of the Restructuring completed in 1989, participants are fully vested in their accrued benefits. The annual benefits payable upon retirement at age 65 are: $124,504 for Mr. Rubeli; $85,944 for Mr. Haddock; $42,069 for Mr. Armstrong; and $40,944 for Mr. Sipek.

      The Company has a Nonqualified Retirement Plan for Senior Executives to supplement the retirement income for certain executives selected at the discretion of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 50% of the average of the last five full years of compensation from the Company less any amounts received under an Aztar tax-qualified defined benefit plan and primary Social Security. The Company has established a trust to provide a source of funds to assist it in meeting its obligations under the plan. Messrs. Rubeli and Haddock are participants in the plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $818,128 for Mr. Rubeli and $587,267 for Mr. Haddock.

      The Company has established a second Nonqualified Retirement Plan to supplement the retirement income of certain executive officers with long-term service to the Company, selected at the discretion of the Compensation and Stock Option Committee of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 35% of the average of the last five full years’ salary from the Company. Messrs. Armstrong and Sipek are participants in the plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $74,325 for Mr. Armstrong and $86,513 for Mr. Sipek.

Severance Agreements

      In connection with the Restructuring, the Company has assumed the obligations of Ramada under the severance agreements (the “Severance Agreements”) with Messrs. Rubeli, Haddock, Armstrong and Sipek and certain other key employees. The Severance Agreements set forth the terms and conditions of each such executive’s termination of employment with the Company following a “change in control.” Subsequently, the Severance Agreements were rewritten as Aztar Agreements, and Mr. Ciarfalia received a similar “change in control” agreement. The Aztar Severance Agreements provide for the payment of severance benefits to the executive officer if his employment is terminated either by the Company without “cause” (as defined) or by the executive with “good reason” (as defined), which includes the assignment to the executive of duties inconsistent with his prior status or a reduction in his base salary or benefits. Upon such termination with respect to any of the executives, the benefits described below would become payable to such executives.

      In the case of Messrs. Rubeli and Haddock, severance benefits consist of a lump-sum cash payment, payable within 13 days after termination of employment, equal to three times the sum of the executive’s annual base salary plus the average bonuses awarded to him in the three years preceding termination of employment, cash-out of outstanding options and vesting and distribution of any restricted stock. The other executive officers would receive twice the sum of their annual base salary plus average bonus, plus the other described benefits. The Company would also maintain employee insurance benefits plans in effect for the executives’ continued benefit, or provide substantially equivalent benefits, for two years. Except in the case of the severance benefits of Messrs. Rubeli and Haddock, the amount of the severance benefits is limited to the amount that would be deductible by the Company under the federal tax laws. Based upon current salary levels, the appropriate lump-sum cash payment that would be payable under the Severance Agreements to Messrs. Rubeli, Haddock, Armstrong, Ciarfalia and Sipek if their employment is terminated, excluding any payment relating to stock options or restricted stock, would be $4,672,941 for Mr. Rubeli; $3,153,462 for Mr. Haddock; $695,484 for Mr. Armstrong; $609,430 for Mr. Ciarfalia, and $626,096 for Mr. Sipek.

Compensation of Directors

      Directors who are not full-time employees of the Company are each paid $40,000 per year and are reimbursed for any expenses incurred in attending directors’ meetings. Beginning in 2004, Mr. Brady, the Chairman of the Audit Committee, will receive an additional $20,000 per year for his services as the Chairman of the Audit Committee. In addition, each such nonemployee director receives a fee of $1,500 for each directors’ meeting attended and $1,000 for each committee meeting attended; committee chairpersons receive an additional $750 for each committee meeting attended. Directors may receive certain complimentaries when visiting Company properties.

      The 2000 Nonemployee Directors Stock Option Plan (the “Plan”) originally provided for a grant of options to purchase 5,000 shares of common stock when a nonemployee director is first appointed to the Board, and, thereafter, an annual grant of options to purchase 3,000 shares. The Plan was amended in 2001 to provide that incumbent nonemployee directors would, in lieu of annual grants, receive a one-time grant, in May 2002, of an option to purchase 30,000 shares of common stock, of which 6,000 shares vested immediately upon grant and, subject to continued service as a member of the Board, the remaining 24,000 shares vest in equal installments on each of the next four anniversary dates of the grant. Under the amended Plan, new nonemployee directors will be eligible for an initial option grant to purchase 5,000 shares of common stock (immediately vested upon grant) upon appointment to the Board and an additional one-time stock option grant, to be made on the day after the Annual Meeting of Shareholders that next follows such nonemployee director’s appointment to the Board, to purchase a number of shares to be determined by the date of that Annual Meeting as follows: 2003 – 24,000 shares; 2004 – 18,000 shares; 2005 – 12,000 shares; and 2006 – 6,000 shares, respectively. Such options will fully vest by the 2006 anniversary grant date as follows: (i) 6,000 shares immediately vest upon grant and (ii) subject to continued service as member of the Board, the remaining shares vest in equal installments on each of the following anniversary dates through the 2006 anniversary date. The exercise price on all grants will equal the market price of the common stock on the grant date.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended 2003, the Compensation and Stock Option Committee (the “Compensation Committee”) was comprised of Mrs. Faiss and Messrs. Burns and Spencer. Mr. Robert S. Rosow had been a member of the Committee until his death on February 8, 2003. No member of the Compensation Committee of the Company’s Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or its Compensation Committee.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION COMMITTEE REPORT

      During the Company’s last fiscal year the Compensation Committee held seven meetings. The functions performed by the Compensation Committee include: at least annually, review and approve corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine and approve the compensation of the Chief Executive Officer based on such evaluation; make recommendations to the Board with respect to the compensation and incentive compensation plans of the Company’s executive officers and equity-based plans of the Company; and prepare and approve the Compensation and Stock Option Committee report to be included as part of the Company’s annual proxy statement.

Compensation Policies for the Chief Executive Officer and the Other Executive Officers

      Upon the commencement of operations of Aztar, the Compensation Committee, in conjunction with outside consultants, studied various executive compensation practices of companies of a similar size and of companies in the same industry. The Compensation Committee concluded that an appropriate compensation package for the Chief Executive Officer and the senior management group should be comprised of a base salary, an annual incentive bonus based on the Company’s financial performance, and equity-related incentives. The Compensation Committee believed that such a package would compensate executives in a manner that rewarded both current performance and long-term performance and would provide the executive with a financial interest in the success of the Company similar to the interests of the Company’s Shareholders.

      The bonus plans are based on the degree to which the Company meets certain goals set by the Compensation Committee based on the annual profitability of the Company defined as earnings before interest, taxes, depreciation, and amortization. Bonuses may not exceed stated maximum percentages of base salaries (up to 90% for the Chief Executive Officer). The Compensation Committee in its discretion may award up to the maximum bonus available to a specific officer(s) under the plan, based on subjective factors such as outstanding performance by an officer in his specific area of responsibility. Bonuses, if earned, are payable as soon as practicable after each fiscal year-end.

      The Compensation Committee believes that the executive compensation policies and procedures that were established upon the commencement of operations of the Company continue to be appropriate. The Compensation Committee may periodically engage outside consultants to provide updated information on compensation practices in general as well as in the industry. During 2003, the Compensation Committee authorized the engagement of a compensation consulting firm to review executive compensation.

      Based on the Company’s 2003 earnings, as compared to the pre-established targets, bonuses were accrued as earned under the 2003 bonus plan year. Because of continuing uncertainties resulting from the delay in construction at the Tropicana Atlantic City expansion project, the Compensation Committee will determine bonuses for 2004 based on management’s overall performance.

2004 Employee Stock Option and Incentive Plan

      Shares available to grant under the 1999 Employee Stock Option and Incentive Plan, as of February 2004, were 12,664. Therefore, without a new plan, the Company would not have sufficient shares available to provide for continued option grants in 2004 and beyond, consistent with the purpose of the Company’s normal compensation practices. The Compensation Committee believes that in order for the Company to continue to attract and retain senior management and other individuals to promote the success of the Company, an equity incentive plan is necessary. Therefore, in February 2004, the Compensation Committee recommended to the Board the approval of the 2004 Employee Stock Option and Incentive Plan, subject to Shareholder approval of the Plan.

Section 162(m) Policy

      Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds one million dollars per officer in any one year.

      As a result of the Chief Executive Officer’s bonus for the 2002 bonus plan year (paid in 2003), his 2003 compensation exceeded the limits on deductibility set forth in Section 162(m). The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to review this issue.

By Compensation and Stock Option Committee

Gordon M. Burns
Linda C. Faiss
John A. Spencer

INDEPENDENT PUBLIC ACCOUNTANTS

      The Company’s independent public accounting firm is PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be available to respond to appropriate questions from the Company’s Shareholders. The representatives will have an opportunity to make a statement at the Meeting if they desire to do so.

Audit Fees

      The Company was billed $888,041 and $425,475 for audit fees during the fiscal years 2003 and 2002, respectively. As a result of fees being billed near year-end, audit fees for 2003 are abnormally high and audit fees for 2002 are abnormally low. Normalized billings would approximate $585,000. Audit fees include fees for the audit of the Company’s annual consolidated financial statements, the fees associated with the audits of the separate annual financial statements of the Company’s five operating units as required by regulatory authorities and the fees for quarterly reviews of the consolidated results and the results of the five separate operating units.

Audit-Related Fees

      The Company was billed $32,585 and $45,722 for audit-related fees during the fiscal years 2003 and 2002, respectively. Audit-related fees primarily relate to the audit of the 401(k) plan and verification work related to development reimbursements.

Tax Fees

      The Company was billed $5,310 for tax fees in fiscal year 2003. The Company was not billed for tax fees in fiscal year 2002. Tax fees relate to consultations regarding federal and State of New Jersey tax matters.

All Other Fees

      The Company was billed $50,135 and $50,891 for additional professional services rendered during the fiscal years 2003 and 2002, respectively. In 2003, the majority of other fees were for a health care study. In 2002, the majority of other fees were for a review of a partnership acquisition and an economic impact study.

      As a result of the change to the reporting classifications of fees billed by the independent public accountant, certain fees reported in 2002 have been reclassified for 2003 reporting.

      It is the policy of the Audit Committee to pre-approve all engagements and fees of the independent public accountant, and during 2003 all such engagements and fees were preapproved. Under extenuating circumstances, the Chairman of the Audit Committee may pre-approve a service provided such approvals are ratified by the full Committee at a subsequent meeting.

      The Audit Committee of the Board of Directors has concluded that the provision of services covered under tax fees and all other fees is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

AUDIT COMMITTEE

      The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Exhibit A. The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”) and per the NYSE listing standards, the Board of Directors has determined that all of the members of the Audit Committee are independent. In addition, the Board of Directors has determined that Mr. Brady, the Chairman of the Audit Committee, as a retired audit partner of a large international public accounting firm, meets the attributes of an Audit Committee Financial Expert. In addition, the Committee believes that some other members of the Committee also qualify as Audit Committee Financial Experts.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COM-

MISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

Audit Committee Report

      In performing its responsibilities, the Audit Committee has: reviewed and discussed the audited financial statements with management; discussed with PricewaterhouseCoopers LLP (“PWC”) (the independent auditors) the matters required to be discussed by SAS 61; received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 and discussed with PWC its independence; and, based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year (such fiscal year ending 1/1/04) for filing with the SEC.

By Audit Committee

Frank J. Brady
John B. Bohle
Gordon M. Burns
Linda C. Faiss
John A. Spencer

APPROVAL OF THE 2004 EMPLOYEE STOCK OPTION

AND INCENTIVE PLAN

Background

      At the Meeting, the Company’s shareholders will be asked to approve the Aztar Corporation 2004 Employee Stock Option and Incentive Plan (the “2004 Plan”), which was adopted by the Company’s Board of Directors in February 2004. A summary of the terms of the 2004 Plan appears below, and a copy of the 2004 Plan is attached as Exhibit B to this Proxy Statement.

      On February 24, 2004, the Board adopted the 2004 Plan, subject to shareholder approval. The Board believes the proposed 2004 Plan, pursuant to which 4,000,000 shares of the Company’s common stock will be reserved for issuance of awards, is essential to maintain the Company’s balanced and competitive total compensation programs. The Company currently grants options under its 1999 Employee Stock Option and Incentive Plan (the “1999 Plan”) and the 2000 Nonemployee Directors Stock Option Plan (the “Directors Plan”). As of January 1, 2004, 12,664 shares of the Company’s common stock remained available for future grants under the 1999 Plan, 73,000 shares of the Company’s common stock remained available for future grants under the Directors Plan, 3,564,326 shares of the Company’s common stock were subject to outstanding options granted under the 1999 Plan and 169,000 shares of the Company’s common stock were subject to outstanding options granted under the Directors Plan. In addition, as of January 1, 2004 shares of the Company’s common stock subject to outstanding options granted under the 1989 Employee Stock Option and Incentive Plan and the 1990 Nonemployee Directors Stock Option Plan were 918,334 and 43,000, respectively. Without the 2004 Plan, the Company will not have sufficient shares available under the 1999 Plan to provide for continued options grants in 2004 and beyond, consistent with the purpose of the Company’s normal compensation practices. The 2004 Plan would enable the Company to continue to attract, retain and provide equity incentives to selected employees and other individuals to promote the financial success of the Company.

      In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) may limit the Company’s ability to deduct for United States Federal income tax purposes compensation in excess of $1,000,000 paid to each of the Company’s Chief Executive Officer and its four other highest-paid executive officers in any one fiscal year. Grants of awards under the 2004 Plan will be subject to the $1,000,000 deduction limitation unless the 2004 Plan complies with the requirements for “performance-based compensation.” One of the requirements of “performance-based compensation” is that the shareholders of the Company approve the material terms of the 2004 Plan.

      The number of shares of common stock to be granted under the 2004 Plan to the Named Executive Officers, the officers and/or key employees (approximately 40 persons in total) has not been determined. It is anticipated that the shares of common stock underlying the 2004 Plan will be registered under the Securities Act of 1933, as amended, upon the 2004 Plan being approved by the shareholders.

THE BOARD OF DIRECTORS BELIEVES THAT THE 2004 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF SUCH PLAN.

Summary of the 2004 Plan

      The 2004 Plan will authorize the grant of up to 4,000,000 shares of common stock (which may be authorized and unissued shares, treasury shares or a combination thereof) pursuant to options, stock appreciation rights, restricted shares, deferred stock and performance shares granted to officers and key employees of the Company and its subsidiaries during the period commencing with shareholder approval of the 2004 Plan and ending on the tenth anniversary thereof. The 2004 Plan also provides for the award of performance shares to officers and employees in key positions of the Company or its subsidiaries to encourage them to achieve the Company’s profit and growth objectives. The total number of persons who may receive grants of options, awards of stock appreciation rights, restricted stock or deferred stock, or grants of performance shares under the 2004 Plan is estimated by the Company to be approximately 40. All grants or awards under the 2004 Plan will be made in consideration of services rendered or to be rendered by the recipients thereof. The Compensation and Stock Option Committee (the “Committee”) will determine the number of shares for which options and other awards may be granted to any employee. Shares of common stock which are attributable to options which expire or are otherwise terminated without being exercised, or to awards of restricted stock, deferred stock or performance shares which are forfeited or which are tendered or withheld to pay the exercise price of awards or tax withholding on awards will be available for issuance in connection with future grants or awards under the 2004 Plan. Under the 2004 Plan, awards covering no more than 500,000 shares may be granted to any participant in any one year. In addition, the number of shares of stock with respect to restricted stock, deferred stock or performance shares that may be granted under the 2004 Plan may not exceed 1,000,000 shares in the aggregate over the life of the 2004 Plan. The closing price of the common stock on the New York Stock Exchange on the Record Date was $22.76 per share.

Options

      Options to be granted under the 2004 Plan may be either “incentive stock options” within the meaning of Section 422(a) of the Internal Revenue Code (the “Code”) or nonqualified options. Options will be exercisable within 10 years after the date of the grant. The repricing of options is not permitted under the 2004 Plan. The per-share option price of each option may not be less than the greater of 100% of the fair market value of the common stock on the date of grant or the par value of the common stock. In the case of incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares granted to any optionee (under all plans of the Company and any parent or subsidiary corporation) which may become exercisable for the first time in any calendar year may not exceed $100,000, or such other limit as may be imposed under the Code. If and to the extent determined by the Committee which administers the 2004 Plan in granting any option, upon exercise of such option, the option price and any withholding tax required by law may be paid in cash, in common stock (valued at their fair market value on the date of exercise) or by a combination of cash and such shares.

Stock Appreciation Rights

      Stock appreciation rights (“SARs”) and limited stock appreciation rights may be granted under the 2004 Plan, either alone or in conjunction with all or part of any stock option granted under the 2004 Plan. An SAR granted under the 2004 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Committee. A limited stock appreciation right granted under the 2004 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the change in control price of a share of the common stock over a specified price fixed by the Committee. A limited stock appreciation right may only be exercised within the 30-day period following a change in control.

Restricted Stock/ Deferred Stock

      Shares of restricted stock or deferred stock awarded under the 2004 Plan will be restricted as to transfer and subject to forfeiture during a specified period or periods. Each award will be subject to such conditions, terms, forfeitures and restrictions, including the lapse of such restrictions, as determined by the Committee. During such period of restriction, the recipient will have all other rights of a shareholder, including but not limited to the right to receive dividends and vote such shares. Shares of restricted stock or deferred stock awarded, and any right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, pledged or otherwise encumbered during the period of restriction applicable to such share. The Committee will have the discretion to accelerate the lapse of restrictions in certain circumstances.

Performance Shares

      Performance shares granted under the 2004 Plan will permit recipients to earn such awards over time, payable in cash or Aztar Shares, based on attainment of specified performance goals.

Section 162(m) Qualified Performance-Based Awards

      With respect to any award of Restricted Stock, Performance Shares or Deferred Stock that the Committee intends to have qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee will condition the grant or the vesting of such award upon the attainment of objective performance goals based upon any one or more of the following performance criteria with respect to the Company, on a consolidated basis, or with respect to any subsidiary, division or other business unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Merger or Recapitalization

      In the event of any reclassification, recapitalization, stock split or reverse stock split; any merger, combination, consolidation or other reorganization; any spin-off, split-up or similar extraordinary dividend distribution; any exchange of common stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the common stock; or a sale of all or substantially all of the assets of the Company; the Committee will, in its sole discretion: (i) proportionately adjust the number and type of shares of common stock that may be granted, (ii) the number, amount and type of shares of common stock subject to outstanding awards, (iii) the grant, purchase or exercise price of outstanding awards granted, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards granted hereunder or (v) the performance standards appropriate to any outstanding awards granted hereunder. In the case of a reclassification, recapitalization, merger, consolidation, combination or other reorganization, spin-off or asset sale, the Committee may make provision for a cash payment or for the substitution or exchange of any and all outstanding share-based awards granted or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards granted, based upon the consideration payable to holders of the common stock.

Termination of Employment

      The Committee will provide in the award agreements whether and to what extent options, rights or restricted awards will be exercisable upon termination of employment or service for any reason, including death, Disability or retirement of any participant in the 2004 Plan.

Amendment; Termination

      The Board may terminate or amend the 2004 Plan at any time, except that Shareholder approval is required for any amendment to (i) increase the maximum number of shares of common stock which may be issued under the 2004 Plan (except for adjustments set forth in the 2004 Plan), (ii) change the class of individuals eligible to participate in the 2004 Plan, or (iii) extend the term of the 2004 Plan or the 10-year maximum period during which any option may be exercised, but only to the extent required by Section 162(m) or other applicable law, rule or regulation with respect to any such amendment of the 2004 Plan. Termination or amendment of the 2004 Plan will not affect previously granted options, rights or restricted awards, which will continue in effect in accordance with their terms.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is for general information only and is based on the federal income tax law now in effect, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of federal income taxation, which may be important to particular holders of common stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the common stock acquired pursuant to the 2004 Plan will be held as a “capital asset” (generally property held for investment) under the Code.

Nonqualified Stock Options

      A participant will generally not be subject to federal income tax upon the grant of a nonqualified stock option (a “NSO”). Generally, at the time of exercise of an NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares as determined on the date of exercise over the option exercise price paid for the shares. The Company will generally be entitled to claim a tax deduction at such time and in the same amount as the participant recognizes ordinary income. Any income recognized upon an exercise of a NSO will constitute wages for which tax withholding will be required.

      A participant will recognize capital gain or capital loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock as determined on the date that the stock was acquired and the amount realized in the sale or exchange. Such gain or loss will be long-term if the stock has been held for more than one year.

Incentive Stock Options

      A participant will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon its timely exercise (unless the alternative minimum tax rules apply, as discussed below). Exercise of an ISO will generally be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise. Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See “Certain Federal Income Tax Consequences — Nonqualified Stock Options.”)

      If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to claim any deduction for federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

      If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to the participant upon exercise (a “disqualifying disposition”), generally (i) the participant will recognize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price paid for such shares, and (ii) any additional gain realized by the participant will be subject to tax as short-term or long-term capital gain. In such case, the Company may generally claim a deduction for federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

Exercise with Shares

      A participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of common stock already owned by the participant will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSOs. (See “Certain Federal Income Tax Consequences -Nonqualified Stock Options.”) With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the tax basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares as determined on the exercise date, (b) the basis of such additional shares will be equal to such fair market value, and (c) the holding period for such additional shares will commence from the exercise date.

      Pursuant to proposed Treasury Regulations, if the shares surrendered in payment of the exercise price of an ISO are “statutory option stock” (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a “disqualifying disposition” (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a tax basis equal to the tax basis of the shares surrendered in exchange therefore and increased, if applicable, by any amount included in gross income as compensation and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero tax basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Stock Appreciation Rights

      A participant will not be subject to tax at the time of grant of an SAR. Upon the exercise of an SAR, the amount of any cash and the fair market value as determined on the date of exercise of the common stock received is taxable to the participant as ordinary income. The Company will generally be entitled to claim a deduction at the same time and in an amount equal to the amount included in the participant’s income. Upon the sale of shares acquired upon the exercise of an SAR, a participant will recognize capital gain or loss in an amount equal to the difference between the amount realized upon such sale and the fair market value of such common stock as determined on the date that the SAR was exercised. The capital gain or loss will be long-term or short-term depending upon whether the shares have been held for more than one year.

Restricted Stock Awards

      In the case of a Restricted Stock award, a participant generally will not be subject to tax upon the grant of the award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the common stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase such stock. The Company generally will be entitled to claim a deduction, for federal income tax purposes, at the time when and in the amount that the participant recognizes as ordinary income. However, a participant may elect under Section 83(b) of the Code (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value as determined at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company generally will be entitled to claim a tax deduction at the time when and to the extent that income is recognized by the participant. Nevertheless, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

Deferred Stock and Performance Share Awards

      A participant will generally not be subject to federal income tax upon the grant of a Deferred Stock award or Performance Share award, but, rather, the participant will recognize ordinary income when the common stock with respect to the award is transferred to the participant or when such common stock ceases to be subject to a substantial risk of forfeiture, as the case may be, in accordance with the rules applicable to Restricted Stock awards. (See “Certain Federal Income Tax Consequences — Restricted Stock Awards.”)

Alternative Minimum Tax

      The exercise of an ISO granted under the 2004 Plan may subject the participant to the alternative minimum tax under the Code. In computing alternative minimum taxable income, shares purchased upon exercise of a ISO are treated as if the participant had acquired them pursuant to an NSO. (See “Certain Federal Income Tax Consequences — Nonqualified Stock Options”). Under certain circumstances, the participant may affect the timing and measurement of alternative minimum tax by filing an election with the Internal Revenue Service under Section 83(b) of the Code within thirty days after the date of exercise of an ISO. Accordingly, a participant is urged to consult a tax advisor prior to exercising an ISO concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes and to determine the impact of the Code’s alternative minimum tax provisions on the participant.

New Plan Benefits

      The Company cannot determine the number of shares of common stock that will be granted in 2004 under the 2004 Plan, if approved, to Named Executive Officers, other specific officers, officers as a group, or non-officer employees as a group. Grants under the 2004 Plan will be made at the discretion of the Committee or the Board of Directors and, accordingly, are not yet determinable. In addition, benefits under the 2004 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by participants. Consequently, it is not possible to determine the benefits that might be received by participants of awards that will be made thereunder during 2004 or the awards that would have been made thereunder during 2003 had the 2004 Plan been in effect.

SECURITIES AUTHORIZED

FOR ISSUANCE UNDER EQUITY
COMPENSATION PLANS

      The following table provides information at January 1, 2004 with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

(c)
Number of securities
remaining available for
	(a)	(b)	future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders	4,694,660	$12.00	85,664
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	4,694,660	$12.00	85,664

THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return from December 31, 1998 to January 1, 2004, of the Company, the Russell 2000 Index and the Dow Jones Casino Index (“DJCI”). The Company is a current participant in the Russell 2000 Index. The DJCI, a peer group index which tracks the performance of a number of companies in the casino industry, was reconstituted during the year 2000, and Aztar Corporation became a participant in the DJCI. The graph assumes an investment of $100 on December 31, 1998 in each of the Common Stock, the stocks comprising the Russell 2000 Index and the DJCI, respectively.

	12/31/1998	12/30/1999	12/28/2000	1/3/2002	1/2/2003	1/1/2004

AZR	100.00	213.53	255.56	371.36	286.42	444.44
Russell 2000	100.00	117.69	117.08	117.43	93.04	131.98
DJCI	100.00	156.38	168.86	187.69	207.46	313.32

SHAREHOLDER PROPOSALS AND OTHER MATTERS

      The cost of this solicitation will be borne by the Company. The solicitation of proxies will be made primarily by mail. Regular employees of the Company may solicit proxies by telephone or E-mail or in person. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy materials to principals. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at an estimated cost of $10,500.

      Unless otherwise required by law or the Company’s Certificate of Incorporation or By-Laws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of any matter other than the election of directors which properly comes before the Meeting or any continuations, adjournments or postponements thereof. Under applicable Delaware law, in determining whether any such other matter has received the affirmative vote of the requisite number of shares of Common Stock, (i) abstentions will be counted and will have the same effect as a vote against such other matter, and (ii) broker non-votes will have no effect on the results of the votes on any such proposals.

      As previously disclosed, the Company’s By-Laws require Shareholders who intend to nominate directors or propose new business at any Annual Meeting to provide advance notice of such intended action as well as certain additional information. This By-Law provision requires Shareholders to provide the Company with notice of their intent to nominate directors or to propose new business at an Annual Meeting not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is not held within 30 days of the anniversary date of the immediately preceding Annual Meeting, then Shareholders must provide advance notice to the Company within 10 days after notice or prior public disclosure of the Annual Meeting is given or made to Shareholders.

      The Company’s 2003 Annual Meeting was held on May 15, 2003, and the 2004 Annual Meeting is scheduled to be held on May 13, 2004, which is within 30 days of the anniversary date of the 2003 Annual Meeting. Accordingly, assuming the 2004 Annual Meeting is held as scheduled, notice of a proposed director nomination(s) or new business to be brought before the 2004 Annual Meeting must have been received in proper form on or after February 15, 2004, and on or prior to March 16, 2004. No such notices were received and, accordingly, there will be no nominations by shareholders of directors and no proposals of new business by shareholders at the Annual Meeting. In addition, assuming the 2004 Annual Meeting is held as scheduled and the 2005 Annual Meeting of Shareholders is held within 30 days of May 13, 2005, notice of a proposed director nomination(s) or new business to be brought before the 2005 Annual Meeting must be received in proper form on or after February 12, 2005, and on or prior to March 14, 2005.

      In accordance with federal securities laws, proposals to be submitted by Shareholders for consideration at the Company’s next Annual Meeting and inclusion in the Company’s 2005 Proxy Statement must be received by the Company at its executive offices in Phoenix, Arizona not later than November 30, 2004.

EXHIBIT “A”

AUDIT COMMITTEE CHARTER
Charter of the Audit Committee
of Aztar Corporation

      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Aztar Corporation (the “Company”) on February 24, 2004.

I.     Purpose

      The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Committee shall maintain a free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls, internal control over financial reporting and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

      Further, auditing literature defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.     Membership

      The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

      Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.     Meetings and Procedures

      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

      The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.     Powers and Responsibilities

Interaction with the Independent Auditor

      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. The Committee may authorize the Chair of the Committee to grant pre-approval of audit and non-audit services by the independent auditor under extenuating circumstances, provided such approvals are ratified by the full Committee at a subsequent meeting. The Committee, in its discretion, may also adopt other pre-approval policies and procedures, consistent with applicable rules and regulations. If the Committee elects to establish other pre-approval policies and procedures regarding non-audit services, the Committee must nonetheless be informed of each non-audit service provided by the independent auditor pursuant to such policies and procedures at a subsequent meeting of the Committee.

      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

      4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (B) any significant matters regarding internal controls over financial reporting that have come to the attention of the independent auditor during the conduct of the audit; (C) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) significant consultations on matters that otherwise are required to be disclosed to the Committee made with the independent auditor’s national office; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that in the course of conducting the audit work, the independent auditor did not detect or otherwise become aware of information indicating that an illegal act has or may have occurred.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

(iv) The Committee shall elicit from the independent auditor any recommendations for the improvement of the Company’s internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(v) The Committee shall discuss with the independent auditor the cooperation that the independent auditor received during the course of the audit.

      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

      7. Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

      8. Appointment. The Committee shall review and concur in the appointment, replacement or dismissal of the corporate executive who is responsible for the Company’s internal audit function, with respect to the internal audit function.

      9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention.

Other Powers and Responsibilities

      10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

      12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

      13. The Committee shall discuss with management, the head of audit services and the independent auditor the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

      14. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

      15. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      16. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

      17. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

      18. The Committee shall at least annually evaluate its own performance. The Committee shall conduct such evaluation in such manner as it deems appropriate.

      19. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

      In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions.

EXHIBIT “B”

AZTAR CORPORATION

2004 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN

Section 1.     General Purpose of Plan; Definitions.

      The name of this plan is the Aztar Corporation 2004 Employee Stock Option and Incentive Plan (the “Plan”). The Plan was adopted by the Board (defined below) on February 24, 2004, subject to the approval of the shareholders of the Company (defined below) at the next annual meeting of the shareholders of the Company. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to the Participants (defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2.

(2) “Board” means the Board of Directors of the Company.

(3) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(4) “Committee” means the Compensation and Stock Option Committee of the Board or any committee the Board may subsequently appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

The Board shall fill vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(5) “Company” means Aztar Corporation, a Delaware corporation, and any successor corporation.

(6) “Deferred Stock” means an award made pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period.

(7) “Disability” means the inability of a Participant to perform substantially his duties and responsibilities to the Company or any Parent Corporation or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant’s work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

(8) “Eligible Recipient” means an officer or employee of the Company or any Parent Corporation or Subsidiary.

(9) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

(10) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock on such date as reported in The Wall Street Journal, or the average of the closing price of a share of Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, (C) in the case of a Limited Stock Appreciation Right, the “Change of Control Price” (as defined in the agreement evidencing such Limited Stock Appreciation Right) of a share of Stock as of the date of exercise or (D) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

(11) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(12) “Limited Stock Appreciation Right” means a Stock Appreciation Right that can be exercised only in the event of a “Change of Control” (as defined in the award evidencing such Limited Stock Appreciation Right).

(13) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(14) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(15) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2, to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

(16) “Performance Share” means an award of shares of Stock pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(17) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock subject to certain restrictions.

(18) “Stock” means the common stock, par value $.01 per share, of the Company.

(19) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

(20) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

(21) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.     Administration.

      The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”) by the Board or by the Committee, which shall be appointed by, and serve at the pleasure of, the Board.

      The Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Performance Shares, (e) Deferred Stock or (f) any combination of the foregoing. In particular, the Administrator shall have the authority to:

(a) select Eligible Recipients to be Participants;

(b) determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted hereunder to Participants;

(c) determine the number of shares of Stock to be covered by each award granted hereunder;

(d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares);

(e) determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing granted hereunder.

      The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

Section 3.     Stock Subject to Plan.

      The total number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and Performance Shares may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 500,000 shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3. The number of shares of stock with respect to restricted stock, deferred stock and performance shares that may be granted under this Plan may not exceed 1,000,000 shares in the aggregate over the life of the Plan.

      Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall again be available for the grant of an award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

      Upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution (“spin-off”) in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of all or substantially all of the assets of the Company as an entirety (“asset sale”); the Administrator shall, in such manner, to such extent (if any) and at such time, in each case as it deems appropriate and equitable in the circumstances under its sole discretion:

(a) proportionately adjust any or all of (1) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of any awards granted hereto (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding awards granted hereunder, (3) the grant, purchase, or exercise price of any or all outstanding awards granted hereunder, (4) the securities, cash or other property deliverable upon exercise of any outstanding awards granted hereunder, or (5) the performance standards appropriate to any outstanding awards granted hereunder, or

(b) in the case of a reclassification, recapitalization, merger, consolidation, combination, or other reorganization, spin-off or asset sale, make provision for a cash payment or for the substitution or exchange of any or all outstanding share-based awards granted hereunder or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards granted hereunder, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.

      In each case, with respect to awards of Incentive Stock Options, no adjustment will be made that would cause the Plan to violate Section 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In addition, with respect to awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no adjustment shall be made that would cause the awards to fail to so qualify, unless the Administrator expressly states its intent that the awards no longer shall so qualify.

      In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders of the Company generally.

Section 4.     Eligibility.

      Eligible Recipients shall be eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator from among the Eligible Recipients recommended by the senior management of the Company.

Section 5.     Stock Options.

      Stock Options may be granted alone or in addition to other awards granted under the Plan. Stock Options granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of such Stock Option. More than one Stock Option may be granted to the same optionee and be outstanding concurrently hereunder.

      Stock Options granted under the Plan may be (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Administrator shall have the authority to grant, subject to the limitations in Section 3, to any officer or employee of the Company (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) be less than 100% of the Fair Market Value of the Stock on such date or (ii) be less than the par value (if any) of the Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code), shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted. The repricing of stock options is not permitted under this Plan without approval by the Company’s shareholders.

(2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, including but not limited to in connection with any “Change of Control” as defined in the award agreement evidencing such Stock Option. In addition, the Administrator may provide at the time of the grant of a Stock Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Stock Option at any time prior to or upon exercise of such Stock Option, provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Stock Option would have been exercisable. Notwithstanding anything to the contrary contained herein, a Stock Option may not be exercised for a fraction of a share of Stock.

(4) Method of Exercise. Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price. As determined by the Administrator, payment in whole or in part may be made (i) in cash or its equivalent, (ii) by means of any cashless exercise procedure approved by the Administrator, (iii) in the form of unrestricted Stock owned by the optionee which, (x) in the case of unrestricted Stock acquired upon exercise of an option, has been owned by the optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which such Stock Option shall be exercised, or (iv) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value on the date the Stock Option is exercised); provided, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. If payment of the exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon such exercise shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon such exercise. An optionee shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10(1).

      The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option, provided that such surrender and grant do not have the effect of reducing the exercise price of the surrendered Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

(5) Non-Transferability of Options. Unless otherwise determined by the Administrator, no Stock Option shall be transferable.

(6) Termination of Employment or Service. If an optionee’s employment with the Company terminates by reason of death, Disability, retirement or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

(7) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, any Parent Corporation or Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6.     Stock Appreciation Rights.

      (1) Grant and Exercise. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

      A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

      A Related Right may be exercised by an optionee, in accordance with Section 6(2), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(2). Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

      (2) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Related Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, that (i) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a “Change of Control” (as defined by the Administrator in the agreement evidencing such Limited Stock Appreciation Right) and (ii) no Related Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b) Upon the exercise of a Related Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock), as determined by the Administrator, equal in value to the excess of the Fair Market Value as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator determining the form of payment.

(c) Related Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(5).

(d) Upon the exercise of a Related Right, the Stock Option or part thereof to which such Related Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Right.

(e) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value exceeds the exercise price of such Stock Option.

(f) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, that no Free Standing Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Right prior to the expiration of such six-month period.

(g) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock), as determined by the Administrator, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Stock in respect to which the right is being exercised, with the Administrator determining the form of payment.

(i) Free Standing Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(5).

(j) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant.

Section 7.     Restricted Stock, Deferred Stock and Performance Shares.

      (1) General. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible

Recipients to whom, and the time or times at which, grants of such awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of such awards; the Restricted Period (as defined below) and performance objectives applicable to Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse; and all other conditions of such awards. The Administrator may also condition the grant of such awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine. The provisions of such awards need not be the same with respect to each recipient.

      (2) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (an “Award Agreement”) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

      The Company may require that stock certificates evidencing Restricted Stock or Performance Share awards be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any such award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by such award.

      (3) Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Award Agreement governing such award, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock; provided, that the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, including, but not limited to, the attainment of certain performance-related goals, the Participant’s termination of employment or service, death or Disability or the occurrence of a “Change of Control” as defined in the Award Agreement evidencing such award. With respect to any award of Restricted Stock, Performance Shares or Deferred Stock that the Administrator intends to have qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Administrator shall condition the grant or the vesting of such award upon the attainment of objective performance goals based upon any one or more of the following performance criteria with respect to the Company, on a consolidated basis, or with respect to any subsidiary, division or other business unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Administrator), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the performance goals with respect to the criteria it selects to use for such awards.

(b) Except as provided in Section 7 (3)(a), the Participant shall generally have all of the rights of a shareholder with respect to shares of Restricted Stock or Performance Shares during the Restricted Period. The Participant shall generally not have the rights of a shareholder with respect to stock subject to Deferred Stock awards during the Restricted Period; provided, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator shall otherwise determine.

(c) The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Award Agreement governing such awards.

Section 8.     Amendment and Termination.

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent, or that without the approval of the shareholders (as described below) would:

(1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

(2) change the class of officers and employees eligible to participate in the Plan; or

(3) extend the maximum option period under Section 5(2).

      Notwithstanding the foregoing, shareholder approval under this Section 9 shall only be required at such time and under such circumstances as shareholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to such an amendment to the Plan.

      The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

Section 9.     Unfunded Status of Plan.

      The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.     General Provisions.

      (1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

      (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer or employee of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its officers or employees at any time.

      (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an award (or allow the return of shares of stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any award (or which may be repurchased from the Participant of such award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

      (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11.     Effective Date of Plan.

      The Plan shall become effective upon approval by the shareholders of the Company.

Section 12.     Term of Plan.

      No Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 13.     Governing Law.

      This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AZTAR CORPORATION
ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2004

     The undersigned hereby appoints Robert M. Haddock and Nelson W. Armstrong, Jr. (the “Proxy Holders”), or any of them, each with the power of substitution, attorneys and proxies, to represent and to vote all shares of Common Stock, par value $.01 per share (“Aztar Common Stock”), of Aztar Corporation (“Aztar”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 13, 2004, at 11:00 a.m., local time, at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona (the “Meeting”) and at any continuations, adjournments or postponements thereof, as directed on the reverse side of this proxy, with discretionary authority as to any and all other business that may properly come before the Meeting and with all powers the undersigned would possess if personally present at the Meeting.

THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES AND FOR PROPOSAL 2.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

     This proxy will be voted as directed on the reverse side. If no specifications are made, your shares will be voted FOR Proposal 1 — all nominees for director named above and FOR Proposal 2 — the adoption of the 2004 Employee Stock Option and Incentive Plan. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the named proxies, or any substitute or substitutes, who shall be present and act at the Meeting (or if only one shall be present and act, then that one) shall have all the powers of the named proxies hereunder.

(Please sign on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	The election as directors of all nominees listed below (except as marked to the contrary):

FOR	WITHHOLD AUTHORITY
all nominees listed below	to vote for all nominees below
☐	☐

(01) Frank J. Brady	(02) Gordon M. Burns

(To withhold authority to vote for any individual nominee, check the “FOR all nominees” box above and write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	The adoption of the 2004 Employee Stock Option and Incentive Plan.	☐	☐	☐

The Proxy Holders also are authorized to vote in their discretion on such other matters as may properly come before the Meeting and at any continuations, adjournments or postponements thereof.

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR PROPOSAL 2.

Proxies can only be given by shareholders of record on March 18, 2004. Please sign your name below exactly as it appears hereon. When shares of Aztar Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, stating title. If a partnership, please sign in partnership name by authorized person, stating title.

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Signature	Signature	Date

NOTE: (Please sign as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such.)

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